                                                                     (d)(11)(v)

                                    FORM OF

                              AMENDED SCHEDULE A

                                    to the

               AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                               ING MUTUAL FUNDS

                           OPERATING EXPENSE LIMITS

                                                                    Maximum Operating Expense Limit
                                                                (as a percentage of average net assets)
                                                             --------------------------------------------
                                                                                 Class
                                                             --------------------------------------------
Name of Fund/1/                                                A     B     C     I    O    Q     R     W
--------------                                               ----  ----  ----  ----  --- ----  ----  ----
ING Asia-Pacific Real Estate Fund
Initial Term Expires March 1, 2009.......................... 1.75% 2.50% 2.50% 1.50% N/A  N/A   N/A   N/A

ING Disciplined International SmallCap Fund
Initial Term Expires March 1, 2008.......................... 1.20% 1.95% 1.95% 0.95% N/A  N/A   N/A   N/A

ING Diversified International Fund/2, 3, 6/
Term Expires March 1, 2009.................................. 0.35% 1.10% 1.10% 0.10% N/A  N/A  0.60% 0.10%

   Total Expense Limit including expenses of the underlying
     investment companies................................... 1.47% 2.22% 2.22% 1.22% N/A  N/A  1.72% 1.22%

ING Emerging Countries Fund/6/
Initial Term Expires March 1, 2006.......................... 2.25% 2.90% 2.90% 1.90% N/A 2.15%  N/A  1.90%

ING Emerging Markets Fixed Income Fund
Initial Term Expires March 1, 2007.......................... 1.25% 2.00% 2.00% 1.00% N/A  N/A   N/A   N/A

ING European Real Estate Fund
Initial Term Expires March 1, 2009.......................... 1.75% 2.50% 2.50% 1.50% N/A  N/A   N/A   N/A

ING Foreign Fund/6/
Initial Term Expires March 1, 2006.......................... 1.95% 2.70% 2.70% 1.60% N/A 1.85%  N/A  1.45%

--------

                                                   Maximum Operating Expense Limit
                                               (as a percentage of average net assets)
                                            --------------------------------------------
                                                                Class
                                            --------------------------------------------
Name of Fund/1/                               A     B     C     I     O     Q    R    W
--------------                              ----  ----  ----  ----  ----  ----  --- ----

ING Global Bond Fund
Initial Term Expires March 1, 2008......... 0.90% 1.65% 1.65% 0.61%  N/A   N/A  N/A  N/A

ING Global Natural Resources Fund/ 6, 4/
Initial Term Expires March 1, 2010......... 2.75%  N/A   N/A  2.50   N/A   N/A  N/A 2.50%

ING Global Real Estate Fund/6/
Initial Term Expires March 1, 2007......... 1.75% 2.50% 2.50% 1.50% 1.75%  N/A  N/A 1.50%

ING Global Value Choice Fund
Term Expires March 1, 2009................. 1.50% 2.25% 2.25% 1.25%  N/A  1.50% N/A  N/A

ING Index Plus International Equity Fund/5/
Term Expires March 1, 2011................. 1.15% 1.90% 1.90% 0.90% 1.15%  N/A  N/A  N/A

ING International Capital Appreciation Fund
Initial Term Expires March 1, 2007......... 1.50% 2.25% 2.25% 1.25%  N/A   N/A  N/A  N/A

ING International Equity Dividend Fund/6/
Initial Term Expires March 1, 2009......... 1.40% 2.15% 2.15% 1.15%  N/A   N/A  N/A 1.15%

ING International Growth Opportunities Fund
Initial Term Expires March 1, 2006......... 2.75% 3.50% 3.50% 2.50%  N/A  2.75% N/A  N/A

ING International SmallCap Fund/6/
Initial Term Expires March 1, 2006......... 1.95% 2.60% 2.60% 1.40%  N/A  1.85% N/A 1.60%

ING International Value Choice Fund
Initial Term Expires March 1, 2006......... 1.70% 2.45% 2.45% 1.45%  N/A   N/A  N/A  N/A

--------

                                               Maximum Operating Expense Limit
                                           (as a percentage of average net assets)
                                           ---------------------------------------
                                                            Class
                                           ---------------------------------------
Name of Fund/1/                              A     B     C     I    O   Q   R   W
--------------                             ----  ----  ----  ----  --- --- --- ---

ING International Value Opportunities Fund
Initial Term Expires March 1, 2008........ 1.40% 2.15% 2.15% 1.15% N/A N/A N/A N/A

ING Russia Fund
Initial Term Expires March 1, 2006........ 3.35% 4.10%  N/A   N/A  N/A N/A N/A N/A


                                                  ------------------------------
                                                  HE

   Date Last Amended: January 31, 2008

  /1/ This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

  /2/ The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

  /3/ The Initial Term expires March 1, 2009 for Class R for ING Diversified International Fund.

  /4/ The Initial Term expires March 1, 2010 for Class I for ING Global Natural Resources Fund.

  /5/ The Term for ING Index Plus International Equity Fund Class O shares effective November 9, 2007, contingent upon shareholder approval.

  /6/ Class W shares effective December 17, 2007 and the Initial Term for Class W shares expires March 1, 2010.